EXHIBIT 99.1
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GMX RESOURCES INC.
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FOR IMMEDIATE RELEASE



FOR ADDITIONAL INFORMATION CONTACT:
Ken L. Kenworthy, Sr.                                    Ken L. Kenworthy, Jr.
Executive V. P., CFO                                     President, CEO
405.600.0711 x16                                         405.600.0711 x11


GMX RESOURCES INC. ANNOUNCES FINAL PARTICIPATION AGREEMENT WITH PENN VIRGINIA
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OIL & GAS FOR DEVELOPMENT OF EAST TEXAS PROSPECTS
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Oklahoma City, OK, December 30, 2003 GMX RESOURCES INC., (NASDAQ NMS: GMXR
www.gmxresources.com) announced today that GMX has executed a definitive Participation Agreement with PENN VIRGINIA OIL & GAS CORPORATION (PVOG), a wholly-owned subsidiary of PENN VIRGINIA CORPORATION (NYSE:PVA) for the joint development of GMX'S Cotton Valley, Travis Peak & Pettit prospects located in East Texas. The final agreement is consistent with the letter of intent previously announced on December 12, 2003.

The definitive agreement designates agreed geographic areas which surround and encompass distinct portions of GMX'S acreage positions in East Texas defined as "Phases." PVOG is scheduled to begin drilling before March 1, 2004 in `Phase I', which includes approximately 4,289 net acres comprising a portion of GMX'S proved undeveloped acreage. GMX will have a 20% carried interest in the first five wells drilled in Phase I and will have a right to participate for 30% of additional Phase I wells. Phase II, which includes approximately 5,200 net acres of GMX's acreage, will commence after Phase I is completed, expected to occur in the first half of 2005. In Phase II, GMX will have a 20% carried interest in the first four wells and will have a right to participate for 50% of additional drilling in Phase II. GMX will receive approximately $950,000 in acreage and drilling location cost reimbursements by January 7, 2004. These proceeds will be used to reduce current liabilities.

Ken L. Kenworthy, Jr., President and CEO of GMX stated, "This agreement with PVOG is one very important step to further develop our East Texas properties and assist us in improving our liquidity. This arrangement enables GMX to continue in our pursuit of converting proved undeveloped reserves into proved producing reserves and enhancing shareholder value."

GMX is also continuing to explore actively other financing arrangements, including private placements of debt or equity securities, to further enhance its liquidity and to provide funds for additional operations.

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GMX RESOURCES INC. is an independent natural gas production company headquartered in Oklahoma City, Oklahoma. GMX has 51 producing wells in Texas & Louisiana, several proved developed non-producing wells, 63 proved undeveloped locations and several hundred other development locations in 17,000 acres on the Sabine Uplift of East Texas. GMX has 7 producing wells in New Mexico. The Company's strategy is to significantly increase production, revenues and reinvest in increasing production. GMX'S goal is to grow and build shareholder value.

This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. They include statements regarding the company's drilling plans and objectives, related exploration and development costs, number and location of planned wells, reserve estimates and values, statements regarding the quality of the company's properties and potential reserve and production levels. These statements are based on certain assumptions and analysis made by the company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes appropriate in the circumstances, including the assumption that there will be no material change in the operating environment for the company's properties. Such statements are subject to a number of risks, including but not limited to commodity price risks, drilling and production risks, risks related to weather and unforeseen events, governmental regulatory risks and other risks, many of which are beyond the control of the company. There is also a risk that the Company may not be able to continue as a going concern. Reference is made to the company's reports filed with the Securities and Exchange Commission for a more detailed disclosure of the risks. For all these reasons, actual results or developments may differ materially from those projected in the forward-looking statements.